7

EMPLOYMENT AGREEMENT

THIS AGREEMENT, dated and effective as of the 11th day of November, 1993, by and among Unilab Corporation, a Delaware corporation ("The Company") and Brian D. Urban ("Executive").

WHEREAS, The Company desires to have the benefits of Executive's knowledge and experience as a full-time employee and considers such employment, and the services of Executive rendered to date a vital element in protecting and enhancing the best interests of The Company and its shareholders, and Executive desires to be employed full-time with The Company; and

WHEREAS, The Company and Executive desire to enter into an agreement reflecting the terms under which Executive will be employed by The Company;

NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

1.    TERM

(a) The Company hereby agrees to employ Executive for the period commencing November 11, 1993 and continuing until November 11, 1994, unless sooner terminated as provided in Sections 5 and 6. Commencing on November 11, 1994, and each November thereafter (the "Renewal Date"), the term of this Agreement shall automatically be extended for one additional year unless a Change of Control (as defined in Section 6) occurs. In the event a Change of Control occurs, the Agreement shall be automatically renewed for a term of two years from the date of such Change of Control (the "Extended Term").

(b)   This Agreement may by terminated by The Company in accordance with
      Section 5 or by the Executive in accordance with Section 6; provided that in the event of termination without Cause (as defined in Section
      5) or without Good Reason (as defined in Section 6), the terminating part shall be required to give the other party at least six (6) months notice prior to the Renewal Date; provided, further that in the event of a Change of Control the Agreement is automatically extended for the two year Extended Term. Following a Change of Control either party to the Agreement can terminate the Agreement provided they give the other party at least six (6) months notice prior to the end of the Extended Term or such period beyond the Extended Term as the Agreement may from time to time be extended.

2.    DUTIES

(a) As of the date of this Agreement, Executive is serving in the following capacities: Vice President and Controller of The Company. From and after the date hereof, Executive shall have such duties, responsibilities and authority as may from time to time be assigned to Executive by the Board of Directors or the Chief Executive Officer of The Company, subject to the provisions of Section 6 hereof.

(b) Executive agrees to devote his full time, attention and best efforts to the performance of his duties. During his employment, Executive agrees that he will not, either directly or indirectly, without the express written consent of The Company, render any personal service as a director, employee, independent contractor, consultant or otherwise to any clinical or reference laboratory, regardless of its size or location. Executive also agrees not to have any ownership, direct or indirect, in any private or publicly traded clinical or reference laboratory; provided that Executive shall be permitted to beneficially own as an investment, up to 4.9% of a class of publicly traded equity securities issued by any such firm or institution.

3. COMPENSATION. The Company shall compensate Executive for the services rendered under Agreement as follows:

(a) $100,000 per year as base salary, payable in accordance with the customary payroll practices of The Company for the payment of officers.

(b) Such bonuses and other incentive compensation, if any, as shall be determined by the Board of Directors, or Compensation Committee of the Board of Directors, of The Company, or the designee of the Board or such Committee (including, without limitation, the Chairman of the Corporation) in its sole and absolute discretion.

(c) The Board of Directors, or Compensation Committee of the Board of Directors of The Company, or the designee of the Board or such Committee, (including, without limitation, the Chairman of the Corporation), shall review the compensation of Executive annually to determine whether an increase in Executive's compensation is called for. At no time during the term of this Agreement shall Executive's annual compensation be less than the amount specified as the base salary set forth in Section 3(a) above, plus any subsequent increase(s) in base salary approved by the Board of Directors or Compensation Committee of The Company, or its designee.


4.    EMPLOYEE BENEFITS

(a) Executive shall be entitled to full participation, on a basis commensurate with his position with The Company, in all life, accident, disability and health insurance plans that generally are made available to employees of The Company.

(b) The Company may provide Executive with an automobile, or automobile allowance, consistent with that provided to other members of senior management, and Executive shall be entitled to reimbursement for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder.

(c) Executive shall be entitled to an annual vacation leave at full pay in accordance with the Company's standard vacation policies applicable to senior executives.


5. TERMINATION BY THE COMPANY. Executive's employment hereunder can be terminated by The Company without any breach of this Agreement only under the following circumstances:

(a) DEATH OR DISABILITY. Executive's employment shall terminate on his death. If Executive shall become totally disabled within the meaning of the Long-Term Disability Income Benefits Plan of The Company, as in effect on the date of this Agreement, this Agreement shall terminate as of the date on which Executive is determined to be totally disabled and disability insurance benefits become payable to Executive.

(b) CAUSE. The Company can terminate Executive's employment hereunder for Cause at any time, without advance notice, which shall include termination because of (i) breach of fiduciary duty involving personal profit, (ii) violation of Section 9 of this Agreement, (iii) intentional failure to perform stated duties or abide by The Company's policies that materially adversely affect The Company's interests, (iv) conviction of a felony, (v) commitment of an act that would disqualify The Company or any subsidiary of The Company from maintaining or obtaining a license, permit or other governmental approval material to the operations of The Company or any such subsidiary, or (vi) material breach by Executive of any provision of the Agreement. Upon termination for Cause, all of Executive's rights to compensation, fringe benefits, and other payments shall terminate immediately to the extent permitted by applicable law.

The termination of Executive's employment for reasons other than those specified above shall be deemed to be a termination without Cause.


6. TERMINATION BY EXECUTIVE. Executive shall be entitled to terminate his employment without any breach of this Agreement only for Good Reason. Termination for "Good Reason" shall mean his resignation caused by, and within two years of, the following:

(a) After a Change of Control of The Company shall have occurred, and without the express written consent of Executive, he is given a title or assigned any duties materially inconsistent with his position, duties, responsibilities and status with The Company as in effect immediately prior to such Change of Control;

(b) The base salary of Executive, and/or incentive compensation opportunity and/or benefits under Section 4 above, is reduced below that in effect at the date hereof or at the time of the Change of Control as applicable; or

(c) Without the express written consent of Executive, he is required after a Change of Control to be permanently based anywhere other than within a 30 mile radius of his office location immediately prior to Change of Control, except for required travel on The Company's business to an extent consistent with his duties hereunder.

(d) Failure to honor the automatic renewal of this Agreement for the Extended Term following a Change of Control.

For the purposes of this Agreement, a "Change of Control" of The Company shall be deemed to have taken place if: (i) any person or entity as defined in Section 13(d) of the Securities Exchange Act of 1934 becomes a beneficial owner of 40% or more of the outstanding shares of The Company; or (ii) as the consequence of any cash tender or exchange offer, merger, or other business combination (a "Transaction"), the persons who were Directors of the Corporation before the Transaction cease to constitute a majority of the Board of Directors of The Company or any successor of The Company following the Transaction.

The Executive's termination of his employment for reasons other than those specified above shall be deemed to be a termination without Good Reason.


7.    SEVERANCE PAYMENT

(a) If the Executive's employment is terminated by the Company without Cause and not associated with a Change of Control, the Executive will receive (i) 12 months of compensation as defined in Sections 3(a) and
      (d) payable on the same basis and in the same manner as base salary was paid prior to termination and (ii) continued participation for 12 months following the date of such termination in the Company's life, accident, disability and health insurance programs on the same terms and conditions as in effect on the date of termination.

(b) If (i) Executive's employment is terminated by The Company without Cause in association with a Change of Control, or (ii) Executive shall terminate his employment for Good Reason within two years following a Change of Control, the Executive shall be entitled to receive (A) the lump sum severance payment provided for in subsection (c) below (the "Lump Sum Severance Payment"), plus (B) continued coverage under, or entitlement to, all of the benefits set forth in Section 4 above for a period of two years following the date of termination, at no cost to the Executive.

(c) The Lump Sum Severance Payment shall be equal to Executive's Total Compensation for the Extended Term (two years) as set forth in Section 1 above. "Total Compensation" for purposes of this Agreement shall be defined as all compensation specified in Section 3. Executive's bonus for this purpose will be defined as the average of the bonus actually paid by The Company and/or MetPath or other applicable Corning affiliate for the two years prior to termination. The Lump Sum Severance Payment shall be made in cash within 30 days after termination of employment and shall not be discounted by reason of the fact that the time of payment is accelerated in advance of the ordinary course under this Agreement. Executive shall be under no duty to mitigate damages and the Lump Sum Severance Payment shall not be reduced by any earnings of Executive subsequent to the termination that gives rise to the Severance Payment.

(d) If the Executive's employment is terminated due to Cause, death or disability, or is voluntarily terminated for other than Good Reason, base salary will be continued through the date of termination and eligibility for incentive compensation and/or benefits will be in accordance with the respective provisions of those plans.

(e)   Executive agrees that the remedies for employment  termination  under this
      Section 7 and Sections 5 and 6 hereof reasonably reflect liquidation damages for such termination and that such provisions state his entire and exclusive claim, rights, entitlements and remedies against The Company and its successors, assigns, affiliates, and representatives.


8. NON COMPETE. Executive agrees that following termination of Executive's employment pursuant to Section 7(a) and during the 12 month period specified in Section 7(a), Executive will not beneficially own securities (other than 4.9% of a class of publicly traded equity securities) of, nor render directly nor indirectly any personal service as a director, employee, independent contractor, or consultant for any clinical or reference laboratory located within 100 miles of any laboratory location of The Company at the time of termination. If Executive violates the provisions of Section 8, Executive will forfeit the severance payments under Section 7(a) for such period of time that Executive is in violation hereof.

9. DISCLOSURE OF INFORMATION. Executive recognizes that as an executive of The Company he occupies a position of trust with respect to business information of a secret or confidential nature that is the property of The Company and that will be imparted to him from time to time in the course of his duties. He therefore agrees that he shall not at any time, whether in the course of his employment or thereafter, use or disclose directly or indirectly to any person outside The Company any of such information, except as required in the ordinary course of his duties under this Agreement.

10.ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The cost of such arbitration, including attorney's fees, shall be borne by the losing party or in such proportions as the arbitrator shall decide.

11.NOTICES:  All notices,  requests,  demands and other communication called for or contemplated hereunder shall be in writing and shall be deemed to have been fully given when delivered personally or when mailed by United States certified or registered mail, postage prepaid, addressed to the parties, their successors in interest, or assignees at the following addresses or such addresses as the parties may designate by notice in the manner aforementioned:

THE COMPANY:
Attn: Corporate Secretary
Unilab Corporation
18448 Oxnard Street
Tarzana, CA  91356

EMPLOYEE:
Brian D. Urban
10 Daisy Court
Sayreville, NJ 08872

12.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

13.VALIDITY. The invalidity or unenforceablity of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

14.ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussion and preliminary agreements. The Agreement may not be amended except in a writing executed by the parties hereto.

15.EFFECT ON SUCCESSORS IN INTEREST. The Agreement shall inure to the benefit of and be binding on successors and assigns of The Company. This Agreement may not be assigned or transferred by the Executive.

16.WITHHOLDING. Any payments made in accordance with this Agreement will be net of applicable federal, state and local taxes required to be withheld on such payments.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


UNILAB CORPORATION

/s/ Andrew H. Baker
Chairman and Chief Executive Officer


EXECUTIVE

/s/ Brian D. Urban

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1, dated as of November 1, 1996 ("Amendment No. 1") to the Employment Agreement (the "Employment Agreement") dated as of November 11, 1993 between Unilab Corporation, a Delaware corporation ("the Company") and Brian D. Urban ("Executive"), is entered into for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto.

In consideration of the promises and mutual covenants set forth herein and in the Employment Agreement, the parties hereto agree as follows:

1. The definition of "Change of Control" set forth in Section 6 of the Employment Agreement and used throughout such Employment Agreement is hereby deleted in its entirety and replaced by the following:

   "For the purposes of this Agreement, a "Change of Control" shall be defined to mean, notwithstanding the prior occurrence of any other event constituting a "change of control" (a) the acquisition by any person of, or the entering into of any agreement by any person to acquire by purchase, merger, consolidation or otherwise, or the commencement of a tender offer or exchange offer by any person for, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of shares resulting in the beneficial ownership of thirty percent (30%) or more of the total number of votes which may be cast for the election of directors, or (b) the acquisition by any person or the entering into of any agreement by any person to acquire all or substantially all of the assets of The Company, or (c) the persons who were directors of The Company prior to any cash tender offer or exchange offer, merger or other business combination or other reorganization, sale of substantially all of The Company's assets, contested or other election or any combination of the foregoing transactions, or (d) any other change in control of a nature that would be required to be reported (assuming such event has not been previously reported) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended."

2. This Amendment No. 1 shall be binding upon any successors or assigns of Unilab.

3. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of California.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first above written.

UNILAB CORPORATION

/s/ Andrew H. Baker
Chairman and Chief Executive Officer



EXECUTIVE

/s/ Brian D. Urban